                                                                    EXHIBIT 4.1


                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of December 2, 2003, (as amended, supplemented or otherwise modified from time to time, this "Agreement"), by and between Danielson Holding Corporation, a Delaware corporation (the "Company"), and D. E. Shaw Laminar Portfolios, L.L.C., a Delaware limited liability company ("DES"), SZ Investments, L.L.C., a Delaware limited liability company ("SZI"), and Third Avenue Trust, on behalf of the Third Avenue Value Fund Series, a Delaware business trust ("TAT"), severally (each of DES, SZI and TAT, an "Investor" and collectively, the "Investors"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

                                  WITNESSETH:

         WHEREAS, the Investors are parties to that certain Note Purchase Agreement of even date herewith, among the Company and the Investors, severally (the "Note Purchase Agreement"), and pursuant thereto the Company has agreed to execute and deliver this Agreement for the benefit of the Investors;

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                              REGISTRATION RIGHTS

         1.1      Definitions. For purposes of this Article I:

         (a) The term "Common Stock" means the Company's common stock, par value $.10 per share.

         (b) The term "Company Voting Securities" shall mean Common Stock and any other equity securities of the Company entitled to vote generally for the election of directors

         (c) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (d) The term "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred.

         (e) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

         (f) The term "Registrable Securities" means shares of Common Stock acquired by the Investors pursuant to the Note Purchase Agreement. In the case of SZI, Registrable Securities of SZI shall be governed by the provisions of this Agreement and not by the provisions of the registration rights agreement, dated as of November 8, 2002, between the Company and SZI.

         (g) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.

         (h) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

         1.2      Shelf Registrations and Piggy-Back Registrations.

         (a) Pursuant to Section 5.7 of the Note Purchase Agreement, on the earlier of June 30, 2004, or ten days after the date of the closing of the Rights Offering, the Company shall file with the SEC a Shelf Registration Statement, or such other registration statement as the Company may qualify to file, and shall use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable, on behalf of the Holders with respect to all of the Registrable Securities and shall use its commercially reasonable efforts to keep such registration statement effective until such time as all such Registrable Securities covered thereby have been sold or disposed of thereunder or sold, transferred or otherwise disposed of to a Person that is not a Holder.

         (b) Piggyback Registration. If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such Common Stock by the Company solely for cash (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, stock plan or employee benefit plan; a registration relating solely to the issuance of securities to the security holders of an acquired company in connection with an acquisition; or a registration on any form which does not permit inclusion of selling stockholders), or the Company proposes to register any of its securities on behalf of a holder exercising demand registration rights, the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request any Investor given within 15 days after mailing of such notice by the Company, the Company shall cause to be registered under the Act all of the Registrable Securities that such Investor has requested to be registered. Notwithstanding anything to the contrary in this Section 1.2(b), in connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 1.2(b) to include any of the Holders' Registrable Securities in such underwriting or the registration statement relating thereto unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by Holders and other stockholders to be included in such offering exceeds the amount of securities offered other than by the Company that the underwriters reasonably believe can be offered without jeopardizing the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. To achieve any necessary reduction in the securities to be sold, the securities to be excluded from the offering shall first be selected (in each case, pro rata among such class of holders according to the total amount of securities proposed to be included in the registration statement or in such other proportions as shall mutually be agreed to by such class of holders) in the following order:

(i) first, securities being included on behalf of holders other than either the Investors or other holders of Registrable Securities shall be excluded; (ii) next, if additional securities must be excluded, Registrable Securities included pursuant to Section 1.2(b) shall be excluded; (iii) finally, if additional securities must be excluded, securities offered by the Company shall be excluded.

         1.3 Additional Obligations of the Company. Whenever the Company has filed a registration statement under this Article I, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

         (b) Furnish to the holders of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such registration statement owned by them.

         (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the holders of Registrable Securities, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

         (d) Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 1.3, each holder of Registrable Securities acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a registration statement if such offering would interfere with a pending corporate transaction or for other reasons involving material non-public information, until such time as an amendment to the registration statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each holder of Registrable Securities hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the holder of Registrable Securities notice of the suspension of the use of such prospectus and ending at the time the Company gives the holder of Registrable Securities notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for not more than two periods of not more than 90 days each in respect of any registration in any 12 month period.

         (e) Use its best efforts to cause all Registrable Securities to be listed on all securities exchanges on which similar securities issued by the Company are then listed.

         1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article I with respect to the Registrable Securities of any selling holder of Registrable Securities that such holder of Registrable Securities shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities and as may be required from time to time to keep such registration current.

         1.5 Expenses of Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the actual fees and expenses of more than one counsel for each selling Investor; provided that such fees and expenses in the aggregate shall not exceed $60,000.

         1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article I:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each holder and the affiliates of such holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (b) To the extent permitted by law, each selling holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages or liabilities Joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.6(b) exceed the net proceeds from the offering received by such holder. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (c)      Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.6. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party , (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

         (d)      The obligations of the Company and the holders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article I.

         1.7 Reports Under the Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Exchange Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

         (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information (and the Company shall take such action) as may be reasonably requested in availing any holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.8 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article I may only be assigned by a holder of Registrable Securities to a transferee or assignee of any Registrable Securities if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         1.9 Waiver Procedures. The observance by the Company of any provision of this Article I may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the holders of at least 66 2/3% of the Registrable

Securities, and any waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities.

         1.10 "Market Stand-off" Agreement. Any holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

                                  ARTICLE II

                                 MISCELLANEOUS

         2.1 Remedies. Each of the Investors and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to seek preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by any other party (or its Affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

         2.2 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice): (i) if to the Company, to Danielson Holding Corporation, 2 North Riverside Plaza, Suite 600, Chicago, IL 60606, Attention: Philip Tinkler,
Facsimile: (312) 454-9678 and (ii) if to any Investor, to such Investor at the address set forth in EXHIBIT A.

         2.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

         2.4 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto.

         2.5 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         2.6 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement

         2.7 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

         2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         2.9 Assignments. This Agreement may not be assigned without the prior written consent of each party hereto, and any attempt to effect an assignment hereof without such consent shall be void.

         2.10 Jurisdiction and Service of Process. THE COMPANY AND EACH OF THE INVESTORS, HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY AND EACH OF THE INVESTORS ACCEPT FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY AND EACH OF THE INVESTORS AGREE TO ACCEPT SERVICE OF ALL PROCESS, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH SUCH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY THE COMPANY OR ANY OF THE INVESTORS REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON SUCH PARTY BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY OR ANY INVESTOR TO BRING PROCEEDINGS AGAINST THE COMPANY OR ANY INVESTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         2.11 Trial. THE COMPANY AND EACH OF THE INVESTORS HEREBY WAIVE SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE COMPANY AND EACH OF THE INVESTORS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT WITH RESPECT TO ANY ACTION COMMENCED BY ONE OF THEM AGAINST THE OTHER OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND EACH OF THE INVESTORS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE COMPANY AND EACH OF THE INVESTORS FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                                DANIELSON HOLDING CORPORATION


                                By: /s/ Philip G. Tinkler
                                   --------------------------------------------
                                Name:   Philip G. Tinkler
                                Title:  Chief Financial Officer


                                D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.


                                By: /s/ Max Holmes
                                   --------------------------------------------
                                Name:   Max Holmes
                                Title:  Authorized Signatory


                                SZ INVESTMENTS, L.L.C.


                                By: /s/ William Pate
                                   --------------------------------------------
                                Name:   William Pate
                                Title:  Vice President


                                THIRD AVENUE TRUST, ON BEHALF OF THE
                                THIRD AVENUE VALUE FUND SERIES


                                By: /s/ David M. Barse
                                   --------------------------------------------
                                Name:   David M. Barse
                                Title:  Chief Executive Officer

                                   EXHIBIT A

                                   PURCHASERS

             Purchaser
          Name and Address

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.
120 West Forty-Fifth Street
Floor 39, Tower 45                          with a copy to:
New York, NY 10036
Attention:  Max Holmes                      Willkie Farr & Gallagher
Facsimile:  (212) 478-0100                  787 Seventh Avenue
                                            New York, NY 10019
                                            Attention:  Steven Wilamowsky, Esq.
                                            Facsimile:  (212) 728-8111
SZ INVESTMENTS, L.L.C.
2 N. Riverside Plaza, Suite 600
Chicago, IL 60606                           with a copy to:
Attention:  Joseph Paolucci, Esq.
Facsimile:  (312) 559-1280                  Sidley Austin Brown & Wood LLP
                                            Bank One Plaza
                                            10 South Dearborn Street
                                            Chicago, IL 60603

                                            Attention: Imad I. Qasim, Esq.
                                            Jeffrey S. Rothstein, Esq.
                                            Facsimile: (312) 853-7036
THIRD AVENUE TRUST, ON BEHALF OF THE
THIRD AVENUE VALUE FUND SERIES
622 Third Avenue, 32nd Floor                with a copy to:
New York, NY 10017
Attention: Willard J. Hall                  Pillsbury Winthrop LLP
Facsimile: (212) 735-0003                   One Battery Park Plaza
                                            New York, NY 10004
                                            Attention: Richard L. Epling, Esq.
                                            Facsimile: (212) 858-1500